Exhibit 32.2
SECTION 1350 CERTIFICATIONS
I, Garett Jackson, Chief Financial Officer of CafePress Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Annual Report on Form 10-K of the Company for the year ended December 31, 2015 (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 30, 2016

/s/ Garett Jackson
Garett Jackson
Chief Financial Officer